                           FIRSTBANCORPORATION, INC.
                               SUBSCRIPTION FORM
                                NUMBER OF SHARES

Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. Stockholders of FirstBancorporation, Inc. ("Company") as of the close of business on May 15, 1998 ("Record Date") residing in South Carolina, North Carolina or Georgia ("Eligible Company Stockholders") have the non-transferable right to subscribe for up to a maximum of one additional share of Common Stock for every seven shares owned as of the close of business on the Record Date. All other eligible persons as described in the Prospectus may subscribe for up to $100,000 of Common Stock (5,555 shares), but no fewer than 50 shares of Common Stock.

                               METHOD OF PAYMENT

Check the appropriate boxes that show how you wish to pay for the stock. If paying by check or money order, make it payable to "FirstBancorporation, Inc." Cash will be accepted only if hand delivered to the Company.

                               STOCK REGISTRATION

Print the name(s) in which you want the stock registered. If you are an Eligible Company Stockholder, to protect your rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the registered owners' names. Enter the Social Security Number (or Tax ID Number) of one registered owner; only one number is required. See the reverse side of this form for registration guidelines.

                             TELEPHONE INFORMATION

Please enter the daytime telephone number where you may be contacted in the event we cannot execute your order as given.

                          STOCK OWNERSHIP VERIFICATION

If you were an Eligible Company Stockholder as of the close of business on the Record Date (May 15, 1998), indicate the number of shares you owned on that date in order to insure proper identification of your purchase right or preference.

                                ACKNOWLEDGEMENT

Please read this acknowledgement statement carefully and sign on the signature line. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. Enter the Social Security number (or Tax ID number) of the registered owner and date the form; only one number is required.

The offering will expire at 12 Noon, Eastern Time, on June 22, 1998, unless extended by the Company. This Subscription Form must be properly completed and received by the Company with full payment prior to the expiration date.


 NUMBER                             PURCHASE                                                           TOTAL
OF SHARES                            PRICE                                                             AMOUNT
                        X                       $18.00                         =                       $

[_] Enclosed is a check or money order payable to "FirstBancorporation, Inc."
[_] Cash (hand delivered only).
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                NAME(S) IN WHICH YOUR STOCK IS TO BE REGISTERED
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                NAME(S) IN WHICH YOUR STOCK IS TO BE REGISTERED
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                                    ADDRESS
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CITY                                              STATE               ZIP CODE

[_] Individual           [_] Joint Tenants
[_] Tenants in Common
                         [_] Uniform Gifts to Minors
[_] Other_______________________________________________________________________

Daytime Phone (  ) _____________________________________________________________

Were you a stockholder of the Company as of the close of business on May 15,
1998? [_] Yes   [_] No

Number of shares held as of May 15, 1998: ______________________________________

I acknowledge receipt of the Prospectus dated May 14, 1998 and the provisions therein and understand that after delivery of this Subscription Form, this subscription may not be modified or revoked without the consent of the Company. I certify that this order is for the above account only and under penalties of perjury, I certify that the Social Security or Taxpayer ID number given below is correct. I further certify that this subscription does not violate purchase limitations set forth more fully in the Prospectus.

I acknowledge that the common stock offered is not a savings or deposit account and is not insured or guaranteed by the FDIC or any other government agency.
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SIGNATURE                                                               DATE
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ADDITIONAL SIGNATURE (IF REQUIRED)                                      DATE
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                       SOCIAL SECURITY NO. OR TAX ID NO.
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

                       GUIDELINES FOR REGISTERING STOCK

  For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Stock Certificate(s). If you have any questions, please consult your legal advisor.

      Stock ownership must be registered in one of the following manners:

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INDIVIDUAL:      Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account", "single man", "personal property", etc.

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JOINT:           Joint ownership of stock by two or more persons shall be
                 inscribed on the stock certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or". Omit titles such as "Mrs.", "Dr.", etc.

                 JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

                 TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

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UNIFORM GIFT     Stock may be held in the name of a custodian for a minor
TO MINORS:       under the Uniform Gifts to Minors laws of the individual
                 states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST", while the description "Uniform Gifts to Minors Act" is abbreviated "UNIF GIFT MIN ACT." Standard
                 U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the South Carolina Uniform Gift to Minors
                 Act will be abbreviated:
                         JOHN P. JONES CUST SUSAN A. JONES
                         UNIF GIFT MIN ACT SC

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FIDUCIARIES:     Stock held in a fiduciary capacity must contain the
                 following:
                 1.The name(s) of the fiduciary--
                    . If an individual, list the first given name, middle
                      initial, and last name.
                    . If a corporation, list the corporate title.
                    . If an individual and a corporation, list the
                      corporation's title before the individual.

                 2.The fiduciary capacity--
                    . Administrator        . Conservator
                    . Committee            . Executor
                    . Trustee              . Personal Representative
                    . Custodian

                 3. The type of document governing the fiduciary relationship.
                    Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                 4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

                 5. Either of the following:
                                      The name of the maker, donor or testator or The name of the beneficiary
                                      Example of Fiduciary Ownership
                                       JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                        UNDER AGREEMENT DATED (Date)